Exhibit 10.10


                    SECOND AMENDMENT TO THE CREDIT AGREEMENT


         This SECOND AMENDMENT TO THE CREDIT AGREEMENT dated as of March 13, 2001 (this "Second Amendment") is among MEMBERWORKS INCORPORATED, a Delaware corporation (the "Company"), the lenders parties hereto (each a "Lender" and collectively the "Lenders") and BROWN BROTHERS HARRIMAN & CO., as agent for the Lenders (in such capacity, the "Agent").


         PRELIMINARY STATEMENTS. The Company, Brown Brothers Harriman & Co., as Lender (the "Existing Lender"), and the Agent entered into a Credit Agreement dated as of September 15, 1999, which Credit Agreement was amended pursuant to that certain First Amendment to the Credit Agreement dated as of February 25, 2000 (as so amended, the "Existing Credit Agreement").

         The Company has requested that the Existing Lender and the Agent, and the Existing Lender and the Agent are willing to, amend the Existing Credit Agreement to provide, among other things, for the addition of LaSalle Bank National Association as a Lender, an increase of the Total Commitment to $28,000,000 and the addition of provisions allowing the issuance of irrevocable standby letters of credit upon such terms as the Lenders, the Agent and the Company may from time to time agree.

         Accordingly, the Company, the Lenders and the Agent agree as follows:

         Section 1.1 Amendments to the Existing Credit Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 1.2 hereof, the Existing Credit Agreement is hereby amended as follows:

                  (a) The following definition of "Commitment Percentage" is added to Section 1.1 of the Existing Credit Agreement:

                  "Commitment Percentage" shall mean, as to each Lender, the percentage set forth opposite such Lender's name on the signature pages hereof under the heading "Commitment Percentage" or in an assignment agreement executed and delivered by such Lender pursuant to Section 10.6.

                  (b) The definition of "Final Maturity Date" in Section 1.1 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                  "Final Maturity Date" shall mean March 1, 2002 or such later date as determined in accordance with Subsection 2.8.

                  (c) The definition of "Indebtedness" in Section 1.1 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:


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
                  "Indebtedness" shall mean, for any Person (without duplication), (i) all indebtedness or other obligations of such Person for borrowed money and all indebtedness of such Person with respect to any other items (including, without limitation, obligations evidenced by bonds, debentures, notes or other similar instruments but excluding accounts payable in the ordinary course of business, deferred revenue and accrued expenses) which would, in accordance with GAAP, be classified as a liability on the balance sheet of such Person, (ii) all obligations of such Person to pay the deferred purchase price of property or services (including indebtedness created under or arising out of any conditional sale or other title retention agreement), (iii) all obligations of such Person (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit, (iv) all indebtedness or other obligations of such Person under or with respect to any swap or other financial hedging arrangement, (v) all obligations of such Person under any Capitalized Lease, (vi) all indebtedness or other obligations of any other Person (other than a wholly owned Subsidiary) of the type specified in clause (i), (ii), (iii), (iv) or (v) above, the payment or collection of which such Person has Guaranteed and (vii) all indebtedness or other obligations of any other Person of the type specified in clause (i), (ii), (iii), (iv), (v) or
(vi) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or becomes liable for the payment of such indebtedness or obligations.

                  (d) The following definition of "Issuing Lender" is added to
Section 1.1 of the Existing Credit Agreement:

                  "Issuing Lender" shall mean Brown Brothers Harriman & Co., in its capacity as a Lender hereunder.

                  (e) The following definition of "Letter of Credit" is added to
Section 1.1 of the Existing Credit Agreement:

                  "Letter of Credit" shall mean an irrevocable standby letter of credit for the account of the Company, issued by the Issuing Lender pursuant to
Section 2.1A.

                  (f) The definition of "Obligations" in Section 1.1 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                  "Obligations" shall mean any and all of the debts, obligations and liabilities of the Company to the Lenders or the Agent provided for or arising under this Agreement or the Related Documents to which the Company is a party (including, without limitation, the obligation to repay all Loans and to pay interest thereon or fees related thereto, the obligation to reimburse the Lenders for the amount of any draft presented under any Letter of Credit and paid by the Issuing Lender and to pay interest thereon or fees related thereto and the obligation to pay all costs of collection, including the fees and disbursements of counsel), whether now existing or hereafter arising, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred.


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
                  (g) The definition of "Quarterly Payment Date" in Section 1.1 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                  "Quarterly Payment Dates" shall mean the last day of each March, June, September and December of each year, commencing on September 30, 1999, provided that, commencing May 31, 2001, Quarterly Payment Date shall mean the last day of each of February, May, August and November of each year.

                  (h) The following definition of "Required Lenders" is added to
Section 1.1 of the Existing Credit Agreement:

                  "Required Lenders" shall mean, at any time, Lenders holding sixty-six and two-thirds percent (66 2/3%) of the aggregate amount of the Commitments, or, if the Commitments have been terminated, Banks holding sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of the Loans outstanding.

                  (i) The definition of "Restricted Securities" in Section 1.1 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                  "Restricted Securities" shall mean those Pledged Securities constituting cash or Eligible Securities acceptable to the Collateral Agent owned by the Company and held by the Collateral Agent in an amount equal to the lesser of (a) 50% of the Total Commitment or (b) $10,000,000.

                  (j) The definition of "Security Agreement" in Section 1.1 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                  "Security Agreement" shall mean the Security Agreement in substantially the form of Exhibit C between the Company and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  (k) The definition of "Total Commitment" in Section 1.1 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                  "Total Commitment" shall mean $28,000,000.

                  (l) Section 2.1 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

         2.1 Loans. Each Lender severally agrees, on the terms and subject to the conditions of this Agreement, from time to time during the period from the Closing Date to but not including the Final Maturity Date, to make Loans to the Company in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of its Commitment, provided, that to the extent any Letters of Credit have been issued by the Issuing Lender and remain outstanding, the Commitment of each Lender shall be reduced by such Lender's Commitment Percentage of the aggregate principal amount of such outstanding Letters of Credit, provided further, that the sum of all outstanding Loans and Letters of Credit immediately after


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
the making of each Loan shall not exceed the Total Commitment. Within such limit, the Company may borrow, prepay, repay and reborrow pursuant to this Subsection 2.1.

                  (m) The following is added to the Existing Credit Agreement as
Section 2.1A thereof:

                  2.1A Letters of Credit.

         (a) The Issuing Lender agrees, upon the request of the Company and on such terms and conditions as the Lenders, the Agent and the Company may from time to time agree, during the period from the Closing Date to the date which is 180 days prior to the Final Maturity Date, to issue Letters of Credit in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Total Commitment, provided, that no Letter of Credit shall be issued if immediately following such issuance, with respect to any Lender, such Lender's Commitment Percentage of the aggregate principal balance of all outstanding Letters of Credit, when added to the aggregate principal balance of all outstanding Loans made by such Lender, exceeds such Lender's Commitment, provided further, that the sum of all outstanding Loans and Letters of Credit immediately after the issuance of each Letter of Credit shall not exceed the Total Commitment. Each drawing under any Letter of Credit shall constitute a request by the Company to the Agent for the borrowing of Loans in the amount of such drawing and any reimbursement made by a Lender pursuant to Subsection 2.1A(d) shall constitute a Loan pursuant to Section 2.1.

         (b) The Company agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Company in writing of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes (other than income taxes), fees, charges or other costs and expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its Lending Office specified herein and in Dollars and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Company under this subsection from the date such amounts become payable until payment in full at a rate equal to the sum of the Base Rate plus 2% per annum, such rate to change as and when the Base Rate changes. The Company agrees that its reimbursement obligations hereunder (collectively, the "Reimbursement Obligations") shall be payable irrespective of any claim, set-off, defense or other right which the Company or any Subsidiary may have at any time against the Issuing Lender, any other Lender, or any other Person, under all circumstances, including without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the Related Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Company or any Subsidiary may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Issuing Lender, any other Lender, or any other Person, whether in connection with this Agreement, any of the Related Documents, any Letter of Credit, the transactions


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
contemplated herein or any unrelated transactions (including any underlying transactions between the Company or any Subsidiary and the beneficiary named in any Letter of Credit);

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of this Agreement or the Related Documents; or

                  (v) the occurrence of any Default or Event of Default.

         (c) (1) As among the Company, the Issuing Lender and the other Lenders, the Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender, the Agent and the other Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or part, which may prove to be invalid or ineffective for any reason;
(iii) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms; (vi) misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (vii) any consequences arising from causes beyond the control of the Issuing Lender and to the extent not avoidable by the Issuing Lender by the observance of reasonable commercial standards prevailing in the geographic area where such Issuing Lender is located. Notwithstanding the foregoing, nothing contained herein shall be deemed to relieve the Issuing Lender from responsibility for any of the foregoing consequences to the extent arising from the Issuing Lender's willful or intentional breach of the terms hereof or its gross negligence.

             (2) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, the Agent or any other Lender under or in connection with any Letter of Credit or any related certificates, if taken or omitted in good faith, shall not put the Issuing Lender, the Agent or such other Lender under any resulting liability to the Company or relieve the Company of any of its obligations hereunder to the Issuing Lender, the Agent or any other Lender.

         (d) Each Lender (other than the Issuing Lender) unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Company in accordance with the terms of this Agreement, such Lender shall pay to the Issuing Lender upon demand at the Issuing Lender's Lending Office as specified herein an amount equal to such Lender's Commitment Percentage of the amount of such draft, or any part thereof, which is not reimbursed. In furtherance of the


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
foregoing, the Issuing Lender irrevocably agrees to grant and hereby grants to each other Lender, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each Lender (other than the Issuing Lender) irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, for such Lender's own account and risk, an undivided interest equal to such Lender's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender hereunder.

         (e) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any other Lender its share of such payment in accordance with Subsection 2.1A(d), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by the Agent), or any payment of interest on account thereof, the Issuing Lender will distribute to such other Lender at such other Lender's Lending Office as provided herein its share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such other Lender shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         (f) If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Company and the other Lenders of the date and amount thereof.

                  (n) Section 2.2 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                  2.2 Manner of Borrowing. The Company shall give the Agent a duly completed Notice of Borrowing not later than 3:00 p.m., New York City time, on the date of Borrowing of any Base Rate Loan and at least one Business Day prior to the date of Borrowing of any Eurodollar Rate Loan. Each such Notice of Borrowing shall be irrevocable and shall specify: (i) the amount of such Borrowing, which in the case of a Base Rate Loan shall be in the principal amount of $100,000 or a multiple thereof and in the case of a Eurodollar Rate Loan shall be in the principal amount of not less than $250,000 or any greater amount which is an integral multiple thereof; (ii) the date of such Borrowing, which shall be a Business Day; and (iii) whether the Loan comprising such Borrowing is to be a Base Rate Loan or a Eurodollar Rate Loan; and if a Eurodollar Rate Loan, the initial Interest Period with respect to such Borrowing. Each Borrowing shall be made ratably from the Lenders in proportion to each Lender's Percentage of the Total Commitment. Upon receipt by the Agent of a Notice of Borrowing as aforesaid, the Agent shall promptly advise each Lender of the details thereof. There shall be no more than three Interest Periods relating to Eurodollar Rate Loans. Notwithstanding the foregoing, Eurodollar Rate Loans shall not be available to the Company during any period when (a) the Debt Coverage Ratio (as computed pursuant to Section 7.11 hereof) is greater than 1.5 to 1 or (b) the Fixed Charge Coverage Ratio is less than 4.0 to 1, and any Borrowings requested by the Company during any such period shall constitute Base Rate Loans, irrespective of whether the Company shall have requested treatment of such Borrowings as Eurodollar Rate Loans.

                  (o) The following is added to Section 2.7 of the Existing Credit Agreement:


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
                  Notwithstanding the foregoing, Eurodollar Rate Loans shall not be available to the Company during any period when (a) the Debt Coverage Ratio (as computed pursuant to Section 7.11 hereof) is greater than 1.5 to 1 or (b) the Fixed Charge Coverage Ratio is less than 4.0 to 1, and existing Eurodollar Rate Loans may not be Continued during such period but instead shall be Converted to Base Rate Loans on the last day of the Interest Period applicable thereto.

                  (p) Section 6.9 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                  6.9 Security. The Company will (a) maintain the Collateral Agent's security interest in the Collateral, on behalf of the Agent, (b) maintain a minimum deposit of the lesser of (i) 50% of the Total Commitment or
(ii) $10,000,000 in cash and Eligible Securities with the Agent and (c) cause any Subsidiary which becomes a Significant Subsidiary after the Closing Date to duly execute and deliver to the Agent a Subsidiary Security Agreement and Subsidiary Guaranty along with any opinions, corporate documents, certificates and other documents reasonably requested by the Agent and its special counsel in form and substance satisfactory to the Agent and its special counsel within 30 days of such Subsidiary being deemed a Significant Subsidiary; provided however, if a Person shall be deemed a Significant Subsidiary prior to the acquisition of such Person by the Company, the Company shall cause such documents to be delivered to the Agent within 30 days of the closing of such acquisition.

                  (q) Section 7.7 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                  Section 7.7 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, Guaranty, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness except:

         (a) the Obligations;

         (b) Capitalized Leases to which the Company or any Subsidiary is a party which, in the aggregate, are less than or equal to $5,000,000;

         (c) Indebtedness not exceeding in the aggregate $5,000,000 at any time; and

         (d) Indebtedness secured by the purchase money security interests permitted pursuant to Subsection 7.1(iii) not to exceed in the aggregate $1,000,000 at any time.

                  (r) Section 7.10 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                  Section 7.10 Operating Leases. The Company will not, and will not permit any of its Subsidiaries to, enter into, incur or assume (whether directly or contingently) obligations under Operating Leases if the minimum rental commitment under non-cancelable Operating Leases of the Company and its Subsidiaries for any fiscal year would exceed $10,000,000.


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
                  (s) Section 7.11 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

         Section 7.11 Debt Coverage Ratio. The Company will not permit the ratio of (a) total Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis, to (b) Net Cash Provided by Operating Activities Before Changes in Working Capital to be, as of the end of any Test Period, greater than the corresponding amount for such Test Period as set forth below:


                                                    Maximum Permitted Debt
Ending Date of Test Period                          Service Coverage Ratio
         3/31/01                                     2.50 to 1
         6/30/01 and all Test Periods thereafter     1.50 to 1

                  (t) Section 7.12 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                  Section 7.12 Fixed Charge Coverage Ratio. The Company will not permit its Fixed Charge Coverage Ratio to be, as of the end of any Test Period, less than the corresponding amount indicated below for such Test Period:

                                                    Minimum Permitted Fixed
Ending Date of Test Period                          Charge Coverage Ratio
        3/31/01                                     2.15 to 1
        6/30/01 and all Test Periods thereafter     4.0 to 1

                  (u) Section 7.13 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                  Section 7.13 ERISA. The Company will not, and will not permit its Subsidiaries or any other member of the ERISA Group to, adopt, maintain or sponsor or agree to contribute to, or otherwise have any liability with respect to, any Plan other than (a) as heretofore been disclosed to the Agent and the Lenders, unless each of the Lenders provides prior written consent to such act, and (b) the maintenance of and the making of contributions to the Memberworks Incorporated 401(k) plan.

                  (v) Section 8.2 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                  8.2 Remedies. If any Event of Default shall occur and be continuing, then, and in any such event, (a) if such event is an Event of Default specified in Subsection 8.1(f), automatically the Commitments shall immediately terminate and the Obligations shall immediately become due and payable, and (b) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Agent, upon the request of the Required Lenders, shall by notice to the Company declare the Commitments to be terminated forthwith,


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
whereupon the Commitments shall immediately terminate; and (ii) the Agent, upon the request of the Required Lenders, shall, by notice of default to the Company, declare the Obligations to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the event of a declaration by the Agent pursuant to clause (b) (ii) above, the Agent, at the request of the Required Lenders, shall enforce its rights and remedies hereunder and under any other document or instrument delivered in connection herewith, including directing the Collateral Agent to enforce any or all of its rights and remedies under the Security Agreement, the Pledged Securities Documents, any Subsidiary Guaranty and any Subsidiary Security Agreement. Except as expressly provided above in this Subsection 8.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived

                  (w) Section 9.7 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                  9.7 Indemnification. The Lenders agree to indemnify the Agent and the Collateral Agent (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Percentages of Total Commitment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent or the Collateral Agent in any way relating to or arising out of this Agreement or the Related Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent or the Collateral Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's or the Collateral Agent's gross negligence or willful misconduct, and provided further that the Lenders shall not be responsible for the Agent's or the Collateral Agent's administrative costs (excluding legal fees and damages) incurred in connection with its duties under this Agreement and the Related Documents. The agreements in this Subsection 9.7 shall survive the repayment of the Obligations.

                  (x) Section 10.1 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                  10.1 Amendments and Waivers. Neither this Agreement, any Note, any other Related Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. With the written consent of the Required Lenders and the Agent or the Collateral Agent, as applicable, the Company may, from time to time enter into written amendments, supplements or modifications hereto and to the Notes and the other Related Documents, changing in any manner the rights of the Lenders or of the Company hereunder or thereunder or waiving, on such terms and conditions as the Required Lenders and the Agent or the Collateral Agent, as applicable, may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Related Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall reduce the amount or extend the maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to any Lender hereunder, or change the amount of any Lender's Percentage of the Total Commitment, or amend, modify or waive any provision of this Section 10.1, or release any Guaranty or any of the Collateral, in each case without the written consent of the Agent and all of the Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the Lenders, the Agent and all present and future holders of the Notes.

                  (y) Section 10.5 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                  10.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse each Lender and the Agent for all their out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, restatement, supplement or modification to, this Agreement and the Related Documents, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and such Lenders, (b) to pay or reimburse each Lender and the Agent for all their out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement or the Related Documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent and to each Lender,
(c) to pay, and indemnify and hold harmless each Lender, the Agent and the Collateral Agent from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, documentary, stamp, excise and other taxes (other than income taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or the Related Documents, and
(d) to pay, and indemnify and hold harmless each Lender, the Agent and the Collateral Agent from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable fees and disbursements of counsel) or disbursements of any kind or nature whatsoever incurred with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Related Documents (all the foregoing, collectively, the "indemnified liabilities"), provided that the Company shall have no obligation hereunder to the Agent, the Collateral Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent, the Collateral Agent or any such Lender. The agreements in this Subsection 10.5 shall survive the repayment of the Obligations.

                  (z) The Commitment amount on the signature page to the Existing Credit Agreement is deleted and replaced with the Commitment amounts set forth opposite the Lenders' signatures on the signature page hereto.

                  (aa) Schedule I of the Existing Credit Agreement (LIST OF LENDING OFFICES) is deleted in its entirety and replaced with Schedule I hereto.

                  (bb) Schedules 4.1 ("Leased Premises"), 5.3 ("Jurisdictions where Company and Significant Subsidiary are qualified to do business as a foreign corporation"), 5.7 ("Material Litigation"), 5.9 ("Liens") and 5.18 ("Employment Agreements") of the Existing Credit

Agreement are hereby deleted in their entirety and replaced with Schedules 4.1, 5.3, 5.7, 5.9 and 5.18 hereto.

                  (cc) Exhibit A of the Existing Credit Agreement (FORM OF NOTE) is deleted in its entirety and replaced with Exhibit A hereto.

                  (dd) Exhibit F of the Existing Credit Agreement (FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT) is amended by substituting the words "Assignee's Commitment Percentage" for the words "Assignee's Percentage" in item 6 of Annex I thereto and adding as item (d) thereto an entry for "Assignor's Commitment Percentage following such assignment and assumption."

         Section 1.2 Conditions of Effectiveness. This Second Amendment shall become effective when, and only when, the Agent and each of the Lenders shall have received a counterpart of this Second Amendment executed by the Company and the Agent shall have additionally received, in form and substance satisfactory to the Agent and the Lenders:

                  (a) A Note payable to each Lender duly executed by the Company in the form of Exhibit A hereto;

                  (b) An amendment to and reaffirmation of the Security Agreement duly executed by the Company;

                  (c) A reaffirmation of the Subsidiary Guaranty and the Subsidiary Security Agreement duly executed by Coverdell;

                  (d) A copy of resolutions, in form and substance reasonably satisfactory to the Agent, of the Board of Directors of the Company authorizing the execution, delivery and performance by it of this Second Amendment, the Notes and the other documents delivered in connection herewith certified by the Secretary or an Assistant Secretary of the Company, which certificate shall state that the resolutions thereby certified are in full force and effect and have not been amended, modified, revoked or rescinded as of the date hereof;

                  (e) A certificate dated the date hereof of the Secretary or an Assistant Secretary of each of the Company and Coverdell certifying (i) as to the incumbency and signatures of its officers executing this Second Amendment, the Notes and the other documents delivered in connection herewith (as applicable) and (ii) that each of the certificate of incorporation and bylaws delivered in connection with the Existing Credit Agreement is in full force and effect and has not been amended, modified, revoked or rescinded as of the date hereof, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (f) An executed legal opinion dated the date hereof and addressed to the Agent and the Lenders, of Diserio Martin O'Connor & Castiglioni LLP, counsel to the Company and Coverdell, in a form reasonably satisfactory to the Agent, the Lenders and each of their special counsel;

                  (g) Payment to Day, Berry & Howard LLP, special counsel to the Agent and the Existing Lender, of its legal fees and disbursements;

                  (h) Payment to Piper, Marbury, Rudnick & Wolfe, special counsel to LaSalle Bank National Association, of its legal fees and disbursements;

                  (i) Payment to the Agent of the Agent Fee contemplated by
Section 3.1(b) of the Existing Credit Agreement; and

                  (j) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Second Amendment as the Lenders and the Agent may reasonably request, all in form and substance satisfactory to the Agent and its counsel.

         Section 1.3 Representations and Warranties of the Company. The Company represents as follows:

                  (a) The representations and warranties contained in Section 5 of the Existing Credit Agreement are correct on and as of the date hereof as though made on and as of such date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

                  (b) No Event of Default or Default has occurred and is continuing or would result from the signing of this Second Amendment or the transactions contemplated thereby;

                  (c) There has been no material adverse change in the financial condition, operations, Properties, business or business prospects of the Company and its Subsidiaries, if any, since June 30, 2000.

                  (d) The execution, delivery and performance by the Company of this Second Amendment have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its shareholders; (ii) violate any provisions of its articles of incorporation or by-laws; (iii) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U and X), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to and binding upon the Company or any Subsidiary; or (iv) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Company or any Subsidiary is a party or by which it or its properties may be bound.

                  (e) This Second Amendment and the Existing Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.

                  (f) No information, exhibit or report furnished in writing by or on behalf of the Company or any officer or director of the Company to the Lenders or the Agent in connection with the negotiation of, or pursuant to the terms of, this Second Amendment contained when made any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

         Section 1.4 Reference to and Effect on the Credit Agreement.

                  (a) Upon the effectiveness of this Second Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement", "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Existing Credit Agreement as amended hereby.

                  (b) Except as specifically amended above, the Existing Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of the Lenders under the Existing Credit Agreement, nor constitute a waiver of any provision of the Existing Credit Agreement.

         Section 1.5 Costs, Expenses and Taxes. The Company agrees to pay on demand all costs and expenses of the Lenders and the Agent in connection with the preparation, execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lenders with respect thereto and with respect to advising the Lenders as to its rights and responsibilities hereunder and thereunder. In addition, the Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         Section 1.6 Execution in Counterparts. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         Section 1.7 Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 1.8 Defined Terms. Capitalized terms used herein which are not expressly defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                 MEMBERWORKS INCORPORATED




                                 By:      /s/ James B. Duffy
                                    --------------------------------------------
                                    Name:  James B. Duffy
                                    Title: Secretary and Chief Financial Officer

                                 BROWN BROTHERS HARRIMAN & CO., as Agent




                                 By:      /s/ W. Carter Sullivan III
                                    --------------------------------------------
                                    Name:  W. Carter Sullivan III
                                    Title: Partner

         Commitment
         Percentage        Commitment      Lenders
         55.3571%          $15,500,000     BROWN BROTHERS
                                           HARRIMAN & CO.




                                           By:    /s/ W. Carter Sullivan III
                                              ---------------------------------
                                              Name:    W. Carter Sullivan III
                                              Title:   Partner



         44.6429%          $12,500,000     LASALLE BANK NATIONAL
                                           ASSOCIATION




                                           By:  /s/ Meghan C. Blake
                                              ---------------------------------
                                              Name:    Meghan C. Blake
                                              Title:   Assistant Vice President

                                   SCHEDULE 1

                             LIST OF LENDING OFFICES


   Brown Brothers Harriman & Co.
   59 Wall Street
   New York, NY 10005
   Attention: Chief Credit Officer
   Telephone: (212) 483-1818
   Facsimile: (212) 493-7280

   LaSalle Bank National Association
   135 South LaSalle Street
   Chicago, IL 60603
   Attention:  Meghan C. Blake, AVP
   Telephone: (312) 904-2509
   Facsimile: (312) 904-0409

                                                                       EXHIBIT A

                                  FORM OF NOTE

$____________                                                 ____________, 2001
                                                              New York, New York

                  MEMBERWORKS INCORPORATED (the "Company"), for value received, hereby unconditionally promises to pay to the order of ____________________ (the "Lender") at the office of BROWN BROTHERS HARRIMAN & CO. (the "Agent") located at 59 Wall Street, New York, New York, for the account of the appropriate Lending Office of the Lender, the principal sum of ________________________ Dollars ($_____________) or, if less, the unpaid principal amount loaned by the Lender to the Company pursuant to the Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Agreement. The Company also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest, on the date(s) and in the manner provided in said Agreement; and to pay interest on any overdue principal and interest at the rate set for in said Agreement.

         The date, type, amount and maturity date for each Loan made by the Lender to the Company under the Agreement referred to below, and each payment of principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note (or, at the discretion of the Lender, at any other time), endorsed by the Lender on the schedule attached hereto or any continuation thereof or otherwise recorded and maintained in its internal records. The failure to make or any error in making any such endorsement shall not limit, extinguish or in any way modify the Company's obligations under the Agreement referred to below or this Note, including, without limitation, the obligation of the Company to repay the Lender's Loans, together with interest thereon, strictly in accordance with the terms of said Agreement and this Note.

         This is a Note referred to in that certain Credit Agreement dated as of September 15, 1999, among the Company, the lenders party thereto (the "Lenders") and the Agent, as amended by the First Amendment to the Credit Agreement dated as of February 25, 2000 and the Second Amendment to the Credit Agreement dated as of March 13, 2001 (as so amended, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Agreement") and evidences the Loans made by the Lender thereunder and is entitled to the benefits thereof. All terms not defined herein shall have the meanings given to them in the Agreement.

         The Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain Events of Default and for optional prepayments on the terms and conditions specified therein.

         The Company waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

         No waiver of any right or remedy under this Note shall in any event be effective unless the same shall be in writing and signed by the Lenders, as required by the Agreement, and the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         In accordance with the provisions of the Agreement, the Company shall reimburse the Lender on demand for all reasonable costs, expenses and charges (including without limitation, reasonable fees and charges of external legal counsel for the Lender) incurred by the Lender in connection with the preparation, performance or enforcement of this Note.

         This Note shall be binding on the Company and its permitted successors and assigns and shall inure to the benefit of the Lender and its permitted successors and assigns, provided that the Company may not delegate any obligations hereunder without the prior written consent of the Lender.

         THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the day and year first above written.


                                 MEMBERWORKS INCORPORATED


                                 By:
                                    --------------------------------------------
                                         Name:
                                         Title:

                                    Schedule


              Principal        Payments or
Date          Amount and       Prepayments of       Balance             Notation
of Loan       Type of Loan     Principal            Outstanding         Made By
--------------------------------------------------------------------------------



                                      -3-